Exhibit 10.31



                              EMPLOYMENT AGREEMENT


                                     BETWEEN


                                  FIVECOM, INC.

                                       AND

                                MICHAEL A. MUSEN



                            DATED: September 29, 1994
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                                TABLE OF CONTENTS
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                                                                                                 PAGE
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1.  Employment, Duties and Acceptance...............................................................4

2.  Term............................................................................................4

3.  Compensation, Expenses and Benefits.............................................................4

    3.1      Salary.................................................................................4
    3.2      Benefits...............................................................................5
    3.3      Travel and other Expenses..............................................................5
    3.4      Stock Ownership........................................................................5

4.  Termination of Employment.......................................................................5

    4.1      Termination for Cause..................................................................5
    4.2      Termination by the Company.............................................................6
    4.3      Termination by The Executive...........................................................6
    4.4      Disability or Death....................................................................6
    4.5      Date of Termination....................................................................6
    4.6      Involuntary Termination................................................................7

5.  Certain Covenants of the Executive..............................................................7

    5.1      Competition, Confidential Information. Solicitation....................................7
    5.2      Rights and Remedies Upon Breach........................................................9

6.  Corporate Opportunities........................................................................10

7.  Miscellaneous..................................................................................10

    7.1      Notices...............................................................................10
    7.2      Successors and Assigns................................................................10
    7.3      Governing Law.........................................................................11
    7.4      Entire Agreement......................................................................11
    7.5      Waivers and Amendments................................................................11
    7.6      Counterparts..........................................................................11
    7.7 Headings...................................................................................11
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         EMPLOYMENT AGREEMENT dated as of September 29, 1994 between FiveCom,
Inc., a Massachusetts corporation having its principal place of business at 393
Totten Pond Road, Waltham, Massachusetts 02154 (the "Company"), and Michael A.
Musen, residing at Newton, Massachusetts (the "Executive").

                                R E C I T A L S:

         A. The Executive presently serves as Vice President of the Company.

         B. The parties have agreed to execute and deliver this Employment Agreement pursuant to which the Company will employ the Executive, and the Executive is willing to make his services available to the Company, on the terms and subject to the conditions hereinafter set forth.

         Accordingly, in consideration of the continued employment of the Executive by the Company and of the covenants and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

         1. Employment, Duties and Acceptance. During the term of the Executive's employment hereunder, the Company hereby agrees to employ the Executive as Vice President. He shall be responsible for the day to day operations of the Company's private telecommunications networks in such New England locations as may be assigned to him, subject to the supervision and control of the President and Chief Executive Officer of the Company, as well as such other activities as the Board of Directors of the Company shall direct, commensurate with the Executive's position. The Executive accepts employment on these terms and agrees to devote his full business time, attention and best efforts to his duties and responsibilities hereunder.

         2. Term. Unless sooner terminated as provided herein, the term of the Executive's employment hereunder shall be deemed to have commenced on July 28, 1994 and shall continue for a period of three years from such date to and including July 28, 1997 and from year to year thereafter unless either party shall give the other written notice, not less than one hundred eighty (180) days prior to the expiration of the term, that the term of employment hereunder will not be extended, in which case the term of employment hereunder will end at the expiration of the then existing term of employment hereunder.

         3. Compensation, Expenses and Benefits.

                  3.1 Salary. As compensation for all services to be rendered pursuant to this Employment Agreement, the Company shall pay the Executive during the term of the Executive's employment hereunder a salary at the rate of not less than

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$100,000 per annum, payable in accordance with the payroll policies of the
Company as from time to time in effect, less such deductions as are required to be withheld by applicable laws and regulations. During the term of the Executive's employment hereunder, the Executive's annual salary rate shall be reviewed by the Board of Directors of the Company not less often than once each year (there will be a review of such salary in July of 1995 and, if the Company is pleased with the Executive's performance at that time, the Executive's annual salary rate will be increased to $110,000 effective July 28, 1995). Upon each such review, the Executive's annual salary rate shall be set at such rate as shall be considered appropriate and fixed by the Board of Directors of the Company, taking into account the Executive's performance and other relevant factors, but in no event shall the Executive's annual salary rate be less than the rate for the preceding year.

                  3.2 Benefits. During the term of the Executive's employment hereunder, the Executive may continue his current medical insurance coverage, at the Company's expense, or, at its option, the Company may provide alternative coverage providing benefits no less favorable to the Executive than such current coverage. In addition, the Executive shall be permitted during the term hereof, if and to the extent otherwise eligible, to participate in any other benefit programs generally available to senior executive officers of the Company. The Executive shall be entitled to three (3) weeks paid vacation each year during the term hereof. The Company and the Executive agree to schedule such vacations at mutually agreeable times.

                  3.3 Travel and other Expenses. Subject to such reasonable policies as may from time to time be established by the Board of Directors of the Company, the Company shall pay or reimburse the Executive for all reasonable travel and other expenses actually incurred by the Executive in the performance of the Executive's duties hereunder, upon presentation of expense statements or vouchers or such other reasonable supporting information as is generally required from the senior executive officers of the Company. During the term of the Executive's employment hereunder, the Company will provide the Executive with the use of an automobile owned or leased by the Company and will reimburse the Executive for the reasonable expenses (i.e. gas, oil, maintenance, etc.) incurred in the normal operation thereof.

                  3.4 Stock Ownership. The Executive has agreed to purchase 71,892 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") . The Company agrees that (i) at such time as the Company has raised its first $5,000,000 in financing (whether by direct investment or in the form of capitalized leases)1 and (ii) after taking into account such shares of the Common Stock as are issued to the Executive pursuant to the terms of this Agreement, the Executive will have been issued such number of shares of the Common Stock as will equal at least nine percent (9%) of the then outstanding Common Stock of the Company calculated on an as converted, fully diluted basis.

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         4. Termination of Employment.

                  4.1 Termination for Cause. The Company may terminate the Executive for cause at any time in the event that the Board of Directors of the Company should determine that the Executive is guilty of any of the following:
(i) fraud; (ii) misappropriation of corporate property or funds; (iii) embezzlement; (iv) malfeasance in office; (v) misfeasance in office which is willful or grossly negligent; or (vi) nonfeasance in office which is willful or grossly negligent. For the purposes hereof, the Executive shall not be deemed guilty of misfeasance or nonfeasance in office by reason of any act or failure to act of the Executive done or omitted to be done in good faith and with the reasonable belief that his action or omission was in the best interests of the Company. A termination for cause as set forth in this Section 4.1 shall not constitute a breach of this Employment Agreement by the Company, and shall not constitute an Involuntary Termination of Employment (as defined in Section 4.6 of this Employment Agreement).

                  4.2 Termination by the Company. At any time the Company may give the Executive Notice of Termination (as defined in Section 4.5 of this Employment Agreement), in which case the Executive's termination of employment (other than a termination for cause) shall become effective upon the expiration of the term of this Employment Agreement (as provided in Section 2 hereof) in effect as of the date the Notice of Termination is given to The Executive. At all times prior to the Date of Termination (as defined in Section 4.5 of this Employment Agreement), this Employment Agreement shall remain in full force and effect, and, the Company and the Executive shall have all of the rights, duties and obligations set forth herein. All rights to payments or benefits accrued under this Employment Agreement as of the Date of Termination, shall survive the Executive's termination of employment, and shall be fully vested (not subject to forfeiture) in the Executive, unless expressly waived by the Executive.

                  4.3 Termination by The Executive. The Executive may terminate his employment hereunder (a) in the event of an Involuntary Termination of Employment; or (b) if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life; or (c) upon the Executive's giving at least six (6) months' written notice to the Company of his termination of employment; or (d) at any time following the Executive's reaching the age of sixty-five (65).

                  4.4 Disability or Death. In the event that the Executive should become incapacitated by any physical or mental illness or disability continuing for a period of one hundred and eighty days (180) consecutive days or more, and which at any time after such one hundred and eighty (180) day period the Board of Directors, of the Company in good faith determines renders the Executive incapable of performing his duties, the term of employment hereunder shall terminate on the date

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of such determination of the Executive's incapacity. In the event of the
Executive's death while in the employ of the Company, there shall be a termination of employment for purposes of this Employment Agreement.

                  4.5 Date of Termination. "Date of Termination" shall mean (a) if the Executive's employment is terminated by his death, -the date of his death; (b) if the Executive's employment is terminated for cause in accordance with Section 4.1 of this -Employment Agreement, the date the Notice of Termination is given; (c) if the Executive's employment is terminated in accordance with Section 4.2 of this Employment Agreement, the date six (6) months after the date that Notice of Termination is given; (d) if the Executive's employment is terminated as the result of an Involuntary Termination of Employment, the date six (6) months after the date the event occurs which results in the involuntary Termination of Employment; (e) if the Executive's employment is terminated on or following his reaching the age of sixty-five (65) the date he actually terminates employment with the Company; (f) the sixth month anniversary of the date a Notice of Termination is given by the Executive if given in accordance with Section 4.3(c); (g) if the Executive's employment is terminated for reasons of his incapacity, the date of the determination of such incapacity by the Board of Directors of the Company pursuant to Section 4.4 of this Employment Agreement; and (h) if the Executive's employment is terminated for any other reason, the last day of the term of this Employment Agreement in effect as of the date Notice of Termination is given, provided that such Notice of Termination is given at least six (6) months prior to the last day of such term. As used herein, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Employment Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

                  4.6 Involuntary Termination. An "Involuntary Termination of Employment" shall occur upon the happening of any of the following: (a) a breach by the Company of any of the terms of Section 2 of this Employment Agreement concerning the Executive's term of employment, or of Section 3 of this Employment Agreement concerning the Executive's compensation; or (b) failure of the Company to obtain the agreement to perform this Agreement by any successor as contemplated in Section 7.2 of this Employment Agreement; or (c) any purported termination for cause which is disputed and finally determined not to have been proper, either by mutual written agreement of the parties or by final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected). In the event of an Involuntary Termination of Employment, the Company shall pay to the Executive on or before the fifth (5th) day following the date of the event which results in the Involuntary Termination of Employment as liquidated damages and not as a penalty, the aggregate of the unpaid salary payments provided for in
Section 3.1 of this Employment Agreement through the Date of Termination.

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         5. Certain Covenants of the Executive.

                  5.1 Competition, Confidential Information. Solicitation. The Executive acknowledges that: (i) the principal business of the Company is, and immediately after the performance of the transactions contemplated by the Stock Purchase Agreement will be, the construction, ownership and operation of private telecommunications networks, including but not limited to the construction, ownership and operation of a private telecommunications network in various transmission corridors owned by Northeast Utilities and in various communities within the geographic area that includes Massachusetts, New Hampshire, Maine, Connecticut, Rhode island and Vermont, (the FiveCom Business) together with all other material business activities of the Company and its affiliates in which the Executive may be actively engaged during the term of his employment hereunder and other material business activities in which the Company may actively engage during the term hereof is hereinafter referred to as the "Company Business"); (ii) the Executive has founded, conceived and been engaged in the development and management of the FiveCom Business; and (iii) the Executive's work for the Company has brought, and is expected to continue to bring, him into close contact with various confidential business data of the Company not readily available to the public. Accordingly the Executive:

                           5.1.1 covenants and agrees that during the term
hereof and for a period of twelve (12) months following the expiration of such term (the "Restricted Period"), other than in fulfillment of his remaining obligations under the Brooks Employment Agreement or as a result of an Involuntary Termination of Employment hereunder, he will not directly or indirectly become or serve as an officer, employee or member of, or consultant or advisor to, any person, partnership or corporation conducting, nor become an owner of a substantial interest in any business conducting, or transfer any rights of way, licenses, permits or grants of location to any business conducting, a business in substantial competition with the Company Business as described in Section 5.1 or anywhere within the geographic area described in
Section 5.1;

                           5.1.2 covenants and agrees that during and after the
term of this Employment Agreement and the Restricted Period, the Executive shall not use or disclose, whether for his benefit or otherwise, except in connection with the Company Business, any confidential matters concerning the Company Business, including without limitation, trade secrets, engineering, design and technical data, customer lists, lists of employees, sales representatives, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, business acquisition and expansion plans, new personnel acquisition plans, and other confidential business affairs concerning the Company Business and shall not disclose them to anyone outside of the Company and its affiliates except: (i) as required in the course of

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performing his duties hereunder; (ii) as required by law; or (iii) to the extent such matters are or become public knowledge through no fault or wrongful act of the Executive;

                           5.1.3 covenants and agrees that (i) all confidential
memoranda, notes, lists (including, without limitation, customer lists) 1 records and other confidential documents (and all copies thereof) made or compiled by the Executive or made available to him concerning the Company Business shall be the property of the Company, and (ii) if such documents are in the possession or control of the Executive, the Executive shall deliver them to the Company promptly following the termination of the term of the Executive's employment hereunder or at any time on request of the Company;

                           5.1.4 covenants and agrees that, during the
Restricted Period, he shall not, directly or indirectly, without the express written consent of the Company, solicit or encourage any employee of the Company to leave the employment of the Company, or hire any employee of the Company;

                           5.1.5 covenants and agrees that, during the
Restricted Period, he shall not, directly or indirectly, encourage to cease to work with the Company, any consultant which is then under contract with the Company; and.

                           5.1.6 covenants and agrees that, during the
Restricted Period, he shall not directly or indirectly solicit or deal with any person or company which has been a customer of, or had business dealings with, the Company prior to the termination of his employment hereunder in a manner that is competitive with the Company Business.

                  5.2 Rights and Remedies Upon Breach. The Executive agrees that if he breaches any of the provisions of Section 5.1 of this Employment Agreement, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable and all of which rights and remedies shall be in addition to and not in lieu of any other rights and remedies available to the Company under law or in equity:

                           5.2.1 The right and remedy to have the provisions of
this Section 5 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such material breach will cause irreparable injury to the Company and that any damages will not provide an adequate remedy to the Company;

                           5.2.2 If any court determines that any of the
provisions of Section 5.1, or any part thereof, is invalid or unenforceable, the remainder of Section

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5.1 shall not thereby be affected and shall be given full effect, without regard to the invalid portion;

                           5.2.3 If any court determines that any of the
provisions of Section 5.1, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced; and

                           5.2.4 The Company and the Executive intend to and
hereby confer non-exclusive jurisdiction to enforce provisions of this Employment Agreement upon the state and federal courts located in the Commonwealth of Massachusetts and each consents to service of process and deems sufficient such service of process by means of registered or certified mail, return receipt requested, mailed in the same manner as notices required under this Agreement as provided in Section 7.1.

         6. Corporate Opportunities. In respect to every network opportunity during the term of the Executive's employment hereunder which relates to the Company Business ("Corporate Opportunity"), the Executive:

         (a) will promptly and fully disclose the Corporate Opportunity to the Company;

         (b) does hereby assign the Corporate Opportunity and all rights with respect thereto to the Company; and

         (c) without personal expense and at the Company's request and expense, will fully cooperate with the Company in applying for and securing such Corporate Opportunity and all rights with respect thereto in the Company's name, or that of its nominees or designees, and will do all other reasonable acts and things and execute all proper documents reasonably presented to the Executive for signature by the Company or its nominees or designees to enable it or them to apply for and secure and to transfer legal title therein to the Company or its nominees or its designees.

If any of the foregoing shall require services by the Executive following termination of the term of the Executive's employment hereunder, as a condition precedent to the furnishing of such services, the Company shall agree to reasonably compensate the Executive for such services at a rate not less than $ 100 per hour.

         7. Miscellaneous.

                  7.1 Notices. Any notice or other communication required or which may be given to any party hereunder shall be in writing and shall be delivered

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personally, telegraphed or telexed, or sent by certified, registered or express mail, postage prepaid and shall be deemed given when so delivered personally, telegraphed or telexed, or if mailed, two days after the date of mailing, to the address of such party set forth above (or to such other address as any party may from time to time specify in writing pursuant to the notice provisions hereof).

                  7.2 Successors and Assigns. This Employment Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and the Executive, his heirs and personal representatives, but the Executive's duties hereunder are personal to him and shall not be subject to voluntary or involuntary alienation, assignment or transfer. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any succession shall be a breach of this Employment Agreement and shall constitute an Involuntary Termination of Employment. For purposes of implementing the foregoing, the date on which any such succession becomes effective shall be the date the Involuntary Termination of Employment takes place.

                  7.3 Governing Law. This Employment Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

                  7.4 Entire Agreement. This Employment Agreement is entered into and delivered pursuant to the Stock Purchase Agreement and encompasses in its entirety any and all employment agreements and understandings between the Executive and the Company.

                  7.5 Waivers and Amendments. This Employment Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any rights, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, or any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.


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                  7.6 Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  7.7 Headings. The headings in this Employment Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Employment Agreement.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Employment Agreement as of the date first above written.

                                    FIVECOM, INC.



                                    By: /s/ Victor Colantonio
                                            -------------------------
                                            Name: Victor Colantonio
                                            Title: President


                                    EXECUTIVE



                                         /s/ Michael A. Musen
                                            -------------------------
                                             Michael A. Musen





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